EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3ASR (Nos. 333-289843, 333-274284 and 333-274203), Form S-8 (No. 333-271610) and Form S-4 (No. 333-201992) of Chesapeake Utilities Corporation of our report dated February 25, 2026, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Baker Tilly US, LLP

Philadelphia, Pennsylvania
February 25, 2026